Exhibit 5.1
DLA Piper US LLP
701 Fifth Avenue
Suite 7000
Seattle, Washington 98104
August 20, 2007
Starbucks Corporation
2401 Utah Avenue South
Mail Stop: FP1
Seattle, Washington 98134-1435
     Re: Registration Statement on Form S-3 filed August 20, 2007; Debt Securities of Starbucks Corporation
Ladies and Gentlemen:
     We have acted as special counsel to Starbucks Corporation, a Washington corporation (the “Company”), in connection with its filing on August 20, 2007 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a registration statement on Form S-3 (the “Registration Statement”), pertaining to the registration of debt securities (the “Debt Securities”), which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined), other than as expressly stated herein with respect to the issue of the Debt Securities.
     You have provided us with a draft of the Registration Statement, in the form in which it will be filed, which includes a prospectus (the “Prospectus”). The Prospectus provides that it may be supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of the Debt Securities. The Debt Securities may be issued pursuant to an indenture to be entered into by and between the Company and Deutsche Bank Trust Company of the Americas, as trustee (the “Trustee”) in the form included as Exhibit 4.1 to the Registration Statement, as such indenture may be supplemented from time to time (the “Indenture”).
     In connection with our representation of the Company, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of officers and representatives of the Company and instruments, and we have made such inquiries of such officers and representatives of the Company, as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. When (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the Debt Securities have been duly authorized and duly issued in accordance with the Indenture and applicable law (including, without limitation, by the adoption by the Board of Directors of the Company or an authorized committee thereof of a resolution duly authorizing the issuance and delivery of the Debt Securities) (the

“Debt Securities Authorization”), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the Debt Securities Authorization, and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the Debt Securities Authorization, (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and the Debt Securities Authorization, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2. When (i) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and assuming that (a) the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (b) the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, the Indenture will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     The opinions expressed above are limited by, subject to and based on the assumptions, limitation and qualifications set forth below:
     (a) The validity and binding effect of the Debt Securities may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and may be limited by applicable laws or policies underlying such laws.
     (b) The foregoing opinion is limited to the federal laws of the United States and the laws of the State of Washington and the State of New York as in effect on the date hereof and the facts as they currently exist. We render no opinion herein as to matters involving the laws of any other jurisdiction. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or interpretations thereof, be changed.
     (c) To the extent that the obligations of the Company under the Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validity existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.
     In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

     We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law relating to preferences and fraudulent transfers and obligations.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper US LLP